UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 4, 2010

EMCOR Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8267	11-2125338

(Commission File Number)	(I.R.S. Employer Identification No.)

301 Merritt Seven, Norwalk, CT	06851

(Address of Principal Executive Offices)	(Zip Code)

(203) 849-7800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 4, 2010, EMCOR Group, Inc. (the “Company”), Comstock Canada Ltd., a wholly-owned subsidiary of the Company (“Comstock”), and EMCOR Group (UK) plc., a wholly-owned subsidiary of the Company (“EMCOR UK”), entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of February 4, 2010 with Bank of Montreal, as Agent, and certain other lenders listed on the signature pages thereof (collectively, the “Lenders”). The Credit Agreement amends and restates an Amended and Restated Credit Agreement dated as of October 14, 2005, as amended (the “Former Credit Agreement”), among the Company, Comstock and EMCOR UK, Harris N.A., as Agent, and the lenders listed on the signature pages thereto. The Former Credit Agreement was filed as Exhibit 4.1 to the Company’s Form 8-K filed on October 17, 2005.

The Credit Agreement establishes a revolving credit facility under which the Company may borrow up to $550,000,000. Comstock and EMCOR UK may borrow a portion of the $550,000,000 directly from the Lenders, as provided in the Credit Agreement. If the Company so desires it may identify one or more additional lenders (which may include existing Lenders) willing to participate, or increase their participation, in the Credit Agreement, and thereby increase the Company’s maximum borrowings under the Credit Agreement by up to an additional $100,000,000, provided that such additional lender is acceptable, in their respective reasonable discretion, to Bank of Montreal and each Lender which has outstanding, at the time of the increased commitment, a letter of credit issued by it pursuant to the Credit Agreement.

The Credit Agreement contains financial covenants, representations and warranties and events of default and has a three-year term. The Credit Agreement is secured by substantially all of the assets of the Company and substantially all of the assets of substantially all of its subsidiaries pursuant to the terms of a Third Amended and Restated Security Agreement dated as of February 4, 2010 (the “Security Agreement”) among the Company, substantially all of its U.S. subsidiaries, and Bank of Montreal, as Agent, and pursuant to the terms of a Third Amended and Restated Pledge Agreement dated as of February 4, 2010 (the “Pledge Agreement) among the Company, substantially all of its U.S. subsidiaries, and Bank of Montreal, as Agent. The Company’s obligations under the Credit Agreement are guaranteed by substantially all of its subsidiaries pursuant to the terms of a Second Amended and Restated Guaranty (the “Guaranty”) dated as of February 4, 2010.

The Credit Agreement, Security Agreement, Pledge Agreement, and Guaranty are attached hereto as Exhibits 4.1(a), 4.1(b), 4.1(c), and 4.1(d), respectively.

The foregoing descriptions of the Credit Agreement, Security Agreement, Pledge Agreement, and Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement, Security Agreement, Pledge Agreement, and Guaranty attached hereto as Exhibits 4.1(a), 4.1(b), 4.1(c), and 4.1(d), respectively.

Item 1.02.  Termination of a Material Definitive Agreement.

As described above in Item 1.01, the Former Credit Agreement is amended and restated in its entirety by the Credit Agreement.

On February 4, 2010 the Company used a portion of the funds available to it under the Credit Agreement, together with its own funds, to pay, in full, all of its outstanding indebtedness under a Term Loan Agreement dated September 19, 2007 that the Company had entered into with Bank of Montreal, as Administrative Agent and the several financial institutions listed on the signature pages thereof and on that date terminated the Term Loan Agreement. As of February 4, 2010 the outstanding indebtedness under the Term Loan Agreement was approximately $195 million.

The Term Loan Agreement contained financial covenants, representations and warranties and events of default and required the Company to make principal payments on the term loan under the Term Loan Agreement in installments on the last day of March, June, September and December of each year, commencing with the calendar quarter ending March 31, 2008 in the amount of $750,000, together with interest on the then outstanding principal amount. The Term Loan Agreement was secured by substantially all of the assets of the Company and substantially all of the assets of substantially all of its U.S. subsidiaries and guaranteed by substantially all of its U.S. subsidiaries.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibits

4.1(a)	Second Amended and Restated Credit Agreement dated as of February 4, 2010 among the Company, Bank of Montreal, as Agent, and certain other lenders listed on the signature pages thereof.

4.1(b)	Third Amended and Restated Security Agreement dated as of February 4, 2010 among the Company, certain of its U.S. subsidiaries, and Bank of Montreal, as Agent

4.1(c)	Third Amended and Restated Pledge Agreement dated as of February 4, 2010 among the Company, certain of its U.S. subsidiaries, and Bank of Montreal, as Agent

4.1(d)	Second Amended and Restated Guaranty Agreement dated as of February 4, 2010 by certain of the Company’s U.S. subsidiaries in favor of Bank of Montreal, as Agent

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCOR GROUP, INC.

Date: February 8, 2010	By:	/s/ Mark A. Pompa

Name: Mark A. Pompa
Title: Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1(a)	Credit Agreement dated as of February 4, 2010 among the Company, Bank of Montreal, as Agent, and certain other lenders listed on the signature pages thereof.

4.1(b)	Third Amended and Restated Security Agreement dated as of February 4, 2010 among the Company, certain of its U.S. subsidiaries, and Bank of Montreal, as Agent.

4.1(c)	Third Amended and Restated Pledge Agreement dated as of February 4, 2010 among the Company, certain of its U.S. subsidiaries, and Bank of Montreal, as Agent.

4.1(d)	Second Amended and Restated Guaranty Agreement dated as of February 4, 2010 by certain of the Company’s U.S. subsidiaries in favor of Bank of Montreal, as Agent.